TRANSITION SERVICES AGREEMENT
by and between
PROQUEST COMPANY
and
SNAP-ON INCORPORATED
Dated as of November 28, 2006

TRANSITION SERVICES AGREEMENT
     This TRANSITION SERVICES AGREEMENT, dated as of November 28, 2006 (this “Agreement”), is by and between ProQuest Company, a Delaware corporation (“Seller”), and Snap-on Incorporated, a Delaware corporation (“Buyer”). Seller and Buyer may be referred to in this Agreement individually as a “Party” or collectively as “Parties.” Capitalized terms used herein shall have the meanings set forth in Article I unless otherwise defined herein.
     WHEREAS, Seller and Buyer entered into a Stock and Asset Purchase Agreement, dated as of October 20, 2006, as amended November 1, 2006 (the “Purchase Agreement”), pursuant to which Buyer agreed to acquire the Acquired Business from Seller;
     WHEREAS, Seller’s operations other than the Acquired Business currently provide certain services to the Acquired Business, and the Acquired Business currently provides certain services to Seller and its Subsidiaries;
     WHEREAS, (i) Buyer wishes that Seller or one of its Subsidiaries continue to provide certain of such services to Buyer after the Closing so that Buyer may operate the Acquired Business in all material respects in the manner in which the Acquired Business was run by Seller prior to Closing, and Seller wishes to provide such services or cause such services to be provided for a limited duration, all as more fully set forth herein and (ii) Seller wishes that Buyer or one of its Subsidiaries to provide certain of such services to Seller after the Closing and Buyer wishes to provide such services or cause such services to be provided for a limited duration, all as more fully set forth herein; and
     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Definitions. As used in this Agreement, the following terms have the meanings set forth or referenced below:
     “Affiliates” shall mean, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by ownership of securities, contract, credit arrangement or otherwise.
     “Agreement” means this Transition Services Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.
     “Buyer” has the meaning set forth in the introductory paragraph of this Agreement.
     “Buyer Services” has the meaning set forth in Section 2.2.

     “Business Day” means any day, excluding Saturday, Sunday and any other day on which commercial banks in New York, New York are authorized or required by Law to close.
     “Force Majeure” has the meaning set forth in Section 7.12.
     “Governmental Authority” shall mean any foreign, federal, state, provincial or local governmental or regulatory commission, board, bureau, agency, court or regulatory or administrative body.
     “Law” shall mean any foreign, federal, state or local law, statute, ordinance, regulation, rule, constitution, code, order or treaty of any Governmental Authority.
     “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity.
     “Providing Party” means (a) Seller, with respect to its provision of the Seller Services hereunder, and (b) Buyer, with respect to its provision of the Buyer Services hereunder.
     “Purchase Agreement” has the meaning set forth in the first “Whereas” clause.
     “Recipient Party” means (a) Buyer, with respect to Seller’s provision of the Seller Services hereunder, and (b) Seller, with respect to Buyer’s provision of the Buyer Services hereunder.
     “Seller” has the meaning set forth in the introductory paragraph of this Agreement.
     “Seller Services” has the meaning set forth in Section 2.1.
     “Service” or “Services” means either the Buyer Services or the Seller Services.
     “Service Provider” means (a) Seller or a Subsidiary which is providing to or obtaining for Buyer, or any Subsidiary, the particular Seller Service pursuant to Section 2.1, (b) Buyer or a Subsidiary which is providing to or obtaining for Seller, or any Subsidiary the particular Buyer Service pursuant to Section 2.2, or (c) any third party that is providing any Service to either Party, which third party is to provide pursuant to Section 2.1 or Section 2.2.
     “Term” has the meaning set forth in Section 3.1.
     “Termination Date” has the meaning set forth in Section 3.1.
     1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
          (a) when a reference is made in this Agreement to an Article, Section or Attachment, such reference is to an Article or Section of, or an Attachment to, this Agreement unless otherwise indicated;
          (b) the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

          (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;
          (d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;
          (e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;
          (f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;
          (g) references to a Person are also to its successors and permitted assigns;
          (h) the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and
          (i) all capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement, which meanings are incorporated herein by reference.
ARTICLE II
SERVICES
     2.1 Seller Services. On the terms and conditions of this Agreement, Seller hereby agrees to provide or cause one or more of its Subsidiaries or Affiliates or a Service Provider that is providing a Service to Seller or any such Subsidiary or Affiliate to provide the services listed on Attachment A (the “Seller Services”) to Buyer for the Term of this Agreement with respect to each Seller Service.
     2.2 Buyer Services. On the terms and conditions of this Agreement, Buyer hereby agrees to provide or cause one or more of its Subsidiaries or Affiliates or a Service Provider that is providing a Service to the Acquired Business to provide the services listed on Attachment B (the “Buyer Services”) to Seller and its Subsidiaries or Affiliates for the Term of this Agreement with respect to each Buyer Service.
     2.3 Consent of Service Providers. Each Party’s obligation to deliver any Service is conditioned upon such Party’s obtaining the consent, where necessary, of any relevant third party Service Provider. If that consent cannot reasonably be obtained, the Parties will use reasonable efforts to arrange for alternative methods of delivering any such Service.

ARTICLE III
TERM
     3.1 Term. Subject to the terms herein, this Agreement shall commence on the Closing Date and shall terminate with respect to each Service on that date which is one (1) year after the Closing Date, except (a) if Attachment A or Attachment B expressly identifies a different expiration date for a particular Service, such particular Service shall terminate on the identified different expiration date, and (b) as terminated pursuant to Article VI (the “Termination Date”); provided, however, that this Agreement shall continue until the last Termination Date of a Service. The Parties may extend a Termination Date for a particular Service upon mutual written agreement. With respect to each Service, the period from the Effective Date to the Termination Date collectively with any extension, the “Term”).
     3.2 Effect of Termination. Neither the termination of this Agreement with respect to a Service pursuant to Article VI nor the expiration of this Agreement with respect to a Service pursuant to Section 3.1 shall affect (i) the liability of a Party for breach of this Agreement, (ii) the obligations of a Party to make payments when due hereunder or (iii) the provisions contained in Articles IV, V, VI and VII and the related definitions, each of which shall survive the termination or expiration of this Agreement.
ARTICLE IV
PRICING AND PAYMENT
     4.1 Pricing. Subject to Sections 4.2 and 4.3, each Service rendered pursuant to this Agreement shall be charged to and payable by the Recipient Party monthly at the price set forth in the completed Attachment A or Attachment B, as the case may be, related to such Service.
     4.2 Changes. During the Term with respect to each Service, in the event that a Recipient Party asks the Providing Party to (a) make any change to a Service provided by the Providing Party which would cause such Service to no longer be provided in substantially the manner and to the extent that it was provided by a Service Provider to the Acquired Business prior to the Closing Date or (b) provide any service that does not constitute a Service whether or not provided by the Providing Party prior to the Closing Date, the Providing Party shall use commercially reasonable efforts to cause a Service Provider to make such change or provide such service if Buyer and Seller mutually agree, each in its reasonable discretion, to make such change or provide such service. The price charged by such Service Provider to the Recipient Party, for such changed or provided Service shall be set forth on a revised Attachment A or revised Attachment B, as the case may be, which shall replace the version attached hereto.
     4.3 Payment Terms. Fees and expenses shall be charged in arrears each month for Services rendered and expenses incurred during the immediately preceding calendar month. In the case of disputed invoices, the Recipient Party will not be obligated to pay that portion of the invoice that is reasonably in dispute until the dispute is resolved pursuant to Section 7.11.

ARTICLE V
WARRANTY AND LIABILITY
     5.1 Performance of Services. Each Party warrants that the Services performed by it, and by any other Service Provider shall be performed in a workmanlike manner and at a quality consistent with that provided to the Acquired Business by Seller.
     5.2 Service Provider Warranties and Indemnities. During the Term of this Agreement, upon the Recipient Party’s written request, the Providing Party shall use commercially reasonable efforts to pursue any warranty or indemnity under any contract with a third party Service Provider on the Recipient Party’s behalf and at the Recipient Party’s request with respect to any Service provided to the Recipient Party by any third party Service Provider. The Recipient Party shall reimburse the Providing Party for all reasonable out-of-pocket costs incurred by the Providing Party in connection with pursuing any such warranty or indemnity.
     5.3 Limitation on Damages. THE MAXIMUM LIABILITY OF THE PROVIDING PARTY, ITS DIRECTORS, OFFICERS, AND AFFILIATES, TO THE RECIPIENT PARTY FOR DAMAGES FOR ANY AND ALL CAUSES WHATSOEVER, AND THE RECIPIENT PARTY’S MAXIMUM REMEDY, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL FEES PAID BY SUCH RECIPIENT PARTY TO THE PROVIDING PARTY HEREUNDER FOR THE PORTION OF THE SERVICES GIVING RISE TO ANY CLAIM. IN NO EVENT SHALL THE PROVIDING PARTY, ITS DIRECTORS, OFFICERS, SUBSIDIARIES, AND AFFILIATES BE LIABLE FOR ANY LOST DATA OR CONTENT, LOST PROFITS, BUSINESS INTERRUPTION OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THE SERVICES PROVIDED UNDER THIS AGREEMENT, EVEN IF THE PROVIDING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.
ARTICLE VI
TERMINATION
     6.1 Termination of Services. This Agreement is a master agreement and shall be construed as a separate and independent agreement for each and every Service provided under this Agreement. Any termination or expiration of this Agreement with respect to any Service shall not terminate this Agreement with respect to any other Service then being provided under this Agreement.
     6.2 Notice of Termination. Subject to Section 6.1 hereof, upon written notice either Party may terminate this Agreement with respect to any Service if there has occurred a material breach of this Agreement by the other party with respect to such Service, unless within a period of thirty (30) days after receipt of such notice the breaching party remedies the breach. For so long as a material breach is not remedied, the non-breaching party may choose to suspend its own performance with respect to such Service.
     6.3 Post-Termination. Upon the expiration or termination of this Agreement with respect to any Service, all rights under this Agreement to receive such Service will cease.
     6.4 Right of Termination.
          (a) Except as otherwise provided in Attachment A with respect to a particular Service, Buyer may terminate this Agreement for any reason with respect to any Seller Service upon thirty (30) days’ prior written notice to Seller.
          (b) Except as otherwise provided in Attachment B with respect to a particular Service, Seller may terminate this Agreement for any reason with respect to any Buyer Service upon thirty (30) days’ prior written notice to Buyer.
ARTICLE VII
MISCELLANEOUS
     7.1 Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telefaxed and received, and,
If to Buyer:
Snap-on Incorporated
2801 80th Street
Kenosha, Wisconsin 53143
Attention: Martin M. Ellen, Chief Financial Officer
Fax: 262-656-5221
with a copy to:
Snap-on Incorporated
2801 80th Street
Kenosha, Wisconsin 53143
Attention: Susan F. Marrinan, Chief Legal Officer
Fax: 262-656-4762
Quarles & Brady LLP
One South Pinckney Street
Suite 600
Madison, Wisconsin 53701-2113
Attention: Mark T. Ehrmann, Esquire
Fax: 608-294-4944

If to Seller:
ProQuest Company
789 Eisenhower Parkway
P.O. Box 1346
Ann Arbor, Michigan 48106
Attention: General Counsel
Fax: 734-997-4040
with a copy to:
McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606
Attention: Thomas J. Murphy, P.C.
Fax.: 312-984-7700
or to such other address as any such Party shall designate by written notice to the other parties hereto.
     7.2 Survival. The termination or expiration of the Term, howsoever occasioned, shall not affect any of the provisions of this Agreement which are expressly or by implication to come into or continue in force after such termination or expiration.
     7.3 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Parties hereto. No waiver by either Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
     7.4 Expenses. Except as otherwise expressly provided herein or in the Purchase Agreement, each Party to this Agreement shall pay its respective expenses (such as legal, investment banker and accounting fees) incurred in connection with the origination, negotiation, execution and performance of this Agreement. The provisions of this Section 7.4 shall survive any termination of this Agreement.
     7.5 Entire Transaction. This Agreement and the documents referred to herein and therein contain the entire understanding among the Parties as to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the Parties on the subject matter hereof. All exhibits and schedules hereto are hereby incorporated by reference and made a part of this Agreement.
     7.6 Other Rules of Construction. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any undertakings, representations and indemnities contained in this Agreement are made and given subject to the contents of the Attachments attached hereto and are deemed to be modified and amended accordingly. No matter disclosed with respect to a specific Attachment shall be deemed to be an exception to any other Attachment hereunder, unless the applicability of such item is reasonably apparent by reference to such other Attachment.
     7.7 Partial Invalidity. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.
     7.8 Authorship. The Parties agree that the terms and language of this Agreement were the result of negotiations between the Parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.
     7.9 Assignment. This Agreement shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by either Party without the prior express written consent of the other Party, which consent shall not be unreasonably withheld. This Agreement does not create any rights, claims or benefits inuring to any person that is not a Party nor create or establish any third-party beneficiary hereto, unless expressly provided herein.
     7.10 Governing Law. The Governing Law provision contained in the Purchase Agreement shall govern this Agreement with respect to the law governing this Agreement.
     7.11 Dispute Resolution.
          (a) Negotiation. Should a dispute arise between the Parties relating to this Agreement, the Parties will in good faith attempt to resolve the dispute between their respective business contacts. Either Party may give notice of such a dispute to the representative of the other party identified in Section 7.1 (Notice), and the business contacts will meet and attempt to resolve the dispute within ten (10) Business Days following delivery of such notice.
          (b) Senior Executives. Failing resolution during the period provided in the preceding paragraph (a), each Party shall proceed with a hearing by senior executives of Buyer and Seller (“Senior Executives”). Each Party shall appoint a Senior Executive, and the Senior Executives shall meet in person within ten (10) Business Days after the end of the period described in the preceding paragraph (a) and in good faith attempt to resolve the dispute. If the Senior Executives cannot resolve the dispute within fifteen (15) Business Days after their initial meeting, the aggrieved Party may terminate this Agreement and exercise such other remedies as may be available to it (whether at law or in equity).
     7.12 Force Majeure. Neither Buyer, nor Seller, shall be held responsible for failure or delay in delivery of Services hereunder, if such failure or delay is due to an event Force Majeure. Subject to the following paragraph, in the event of failure of or delay in the provision or acceptance of Services under this Agreement as a result of any acts of God or governmental authority, war, terrorism, strikes, boycotts, labor disputes or other forms of concerted activity, fire or other loss of facilities, accident or any other cause beyond its control (“Force Majeure”), the invoice price of such Services ordered may be reduced accordingly by written notice by either Party to the other. If the performance of this Agreement by either Party hereunder is prevented, restricted or interfered with by reason of a Force Majeure event, the Party whose performance is so affected, upon giving prompt notice to the other Party, shall be excused from such performance to the extent of such Force Majeure event; provided, however, that (a) the Party so affected shall take all commercially reasonable steps to avoid or remove such causes of nonperformance and shall continue performance hereunder with dispatch whenever such causes are removed and (b) the term of this Agreement and the duration of the performance of the Services rendered or stopped due to such Force Majeure shall be extended for the number of days that such Service is materially impacted by the Force Majeure (provided that such extension shall not be greater than thirty (30) days).
     7.13 Conflicts. To the extent this Agreement is in conflict with any Attachment hereto, the Attachment will take precedence.
     7.14 Sales and Use Taxes. The Providing Party shall use reasonable efforts, consistent with past practice, to comply with all applicable sales and use tax collection, remittance and accounting and other obligations with respect to transactions billed by the Providing Party on behalf of the Recipient Party pursuant to this Agreement, and shall provide the Recipient Party and its authorized representatives with all information in the possession of the Providing Party reasonably relating thereto. Seller and Buyer shall reasonably cooperate with respect to such sales and use tax collection, remittance, accounting and other obligations, including audits with respect thereto.
     7.15 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
     7.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Transition Services Agreement to be duly executed as of the date first above written.

PROQUEST COMPANY

By:	/s/ Todd W. Buchardt
	Name:	Todd W. Buchardt
	Title:	Senior Vice President, General Counsel, Secretary

SNAP-ON INCORPORATED

By:	/s/ Martin M. Ellen

	Name:	Martin M. Ellen
	Title:	Senior Vice President-Finance and Chief Financial Officer